Exhibit 21.1
SUBSIDIARIES OF COREL CORPORATION

ENTITY	JURISDICTION OF INCORPORATION
Corel Technologies Corp.	Ontario
Corel do Brasil Ltda.	Brazil
Corel California Inc.	California
Corel International Corp.	Barbados
Corel Japan Ltd.	Japan
Corel SARL	France
Corel UK Limited	United Kingdom
Corel Holdings US, LLC	Delaware
Corel GmbH	Germany
Corel Corporation Limited	Ireland
Corel PTY Ltd.	Australia
Cayman Limited Holdco	Cayman Islands
WinZip Computing S.L.	Spain
WinZip International LLC	Delaware
WinZip Computing LP	Delaware
WinZip Holdings Spain S.L.	Spain
WinZip Computing LLC	Delaware
WinZip Holding SGPS, Lda.	Madeira
Corel Inc.	Delaware
InterVideo Holdings Ltd.	British Virgin Islands
InterVideo International Ltd.	Cayman Islands
Corel TW Corp.	Taiwan
Win Sky Holdings Ltd.	British Virgin Islands
Strong Ace Ltd.	British Virgin Islands
InterVideo India Software Private Limited	India
Corel SH Corp	China
Talent Ease Invest. Ltd.	British Virgin Islands
Ulead Systems Inc.	United States
Ulead Systems GmbH	Germany
Beijing Ulead Systems, Inc.	China